EXHIBIT 10.5

                              SETTLEMENT & RELEASE
                                    AGREEMENT

         THIS SETTLEMENT AND RELEASE AGREEMENT (the "Agreement") dated June 1st, 1996 with an effective date of April 17th, 1996, is made and entered into by and among Faithful Investments & Holdings Ltd. with its corporate address at Trident Chambers Wickhams Clay, PO Box 146 Road Town, Tortola BVI ("FIHL") and Re-Track USA, Inc. a Delaware corporation having its principal corporate address at 8 Bruce Court Montebello, New York 10901 ("Re-Track").

                                    RECITALS

         WHEREAS, Faithful Investments & Holdings Ltd. is party to a certain loan and services agreement pursuant to which FIHL provided services (the "obligations") to Safe Tech Medical Products, Inc. (STMP), which services included, but were not limited to the providing of a monetary loan, legal assistance and advisory services.

         WHEREAS, Re-Track USA, Inc. desires to be a party to a certain license agreement dated April 16th 1996 (the "License Agreement") pursuant to which Re-Track obtained certain rights to patents and patent applications (the "patents") from Safe Tech Medical Products, Inc. ("STMP").

         WHEREAS, Re-Track USA, Inc. desires to obtain a release from Faithful Investments & Holdings Ltd. of any and all claims it may have against Safe Tech Medical Products Inc., the patents and patent applications under the new license agreement.

         NOW THEREFORE, in consideration of the representations, warranties and covenants of the respective parties herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

         1. TERMINATION OF ALL PRIOR AGREEMENTS. FIHL agrees to terminate all past and present agreements both oral and written between STMP and itself, in return for the consideration as set forth in item 2 below and further agrees to hereby release and forever discharge STMP, their affiliates, subsidiaries and divisions, their respective officers and directors from any and all claims, demands, damages, causes of action or suits, whether in contract, tort, equity, statute or otherwise that it may have, have ever had or may potentially have as of the beginning of time to date hereof.

         2. PAYMENTS AND OTHER CONSIDERATION TO FIHL. In consideration for FIHL terminating the above agreements Re-Track will provide for the following consideration.

                  a) On the signing and execution of this agreement and the delivery of the same, Re-Track shall make and deliver to FIHL an unsecured promissory note, in the form attached hereto appendix A (the "note") in the principal total amount of $555,000 which amount are calculated as follows, $165,000, $390,000, for loans and services respectively provided to STMP.

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                  b) On the signing and execution of this agreement and the
delivery of the same, FIHL hereby subscribes to purchase and Re-Track agrees to sell and issue an aggregate of 135,000 Shares (the "Shares") of common stock, par value $0.01 per share (the "Common stock") of Re-Track USA, Inc. The aggregate purchase price to be paid by FIHL for the shares shall be $1,350 in cash, representing the aggregate par value of the shares, the payment of which will be deducted from the principal of the unsecured promissory note to be issued to FIHL.

                  c) On the signing and execution of this agreement and the delivery of the same, Re-Track shall make and deliver to FIHL an option agreement in the form attached hereto appendix B (the "option") to purchase a total of 1000,000.00 Shares of Re-Track common stock at an aggregate purchase price of $0.01 per Share. The option agreement shall be for a term of one year from the date of this agreement. In the event that FIHL, exercises the option the payment for the Shares will be provided for by reducing the principal balance due FIHL under the terms of the unsecured promissory note. The aggregate purchase price for the option Shares to be paid by FIHL is $10,000 representing the par value of the Shares.

         3. REPRESENTATIONS AND COVENANTS OF THE PARTIES. Each of the parties hereto represent, warrant covenant to one another that:

                  a) AUTHORITY. Each party has the power and authority to execute and deliver this agreement to which it is a party, and to perform its obligations hereunder and has been duly authorized, and once executed and delivered it will be binding and enforceable against it in accordance with the terms herein.

                  b) NO PENDING ACTIONS. Each party warrants that there are no actions, suits, proceedings or investigations pending or threatened in any court or before any governmental agency, by or affecting it or any of its subsidiaries or their business, operations or financial condition or any of their properties or assets, or which would prevent the carrying out of this agreement or any part of the transaction contemplated hereby or declare the same unlawful or cause the transaction thereof.

                  c) FURTHER DOCUMENTS. Each party warrants to execute such other documents and instruments as counsel for the Re-Track reasonably deems necessary to effect the compliance of the issuance of the Shares, Shares underlying the option and the note with federal and state laws and to enforce the compliance and intent of this agreement.

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         4. REPRESENTATIONS AND COVENANTS OF FIHL: FIHL, represents, warrants and covenants to Re-Track that:

                   a) REGISTRATION OF SHARES AND NOTE. FIHL understands that neither the Shares, Shares underlying the option or the note have been registered under the Securities Act of 1993, as amended (the "Securities Act"), are issued in reliance on an exemption therefrom for transactions not involving any public offering, that neither the Shares, Shares underlying the option or the note have been approved nor disapproved by the Securities and Exchange Commission or by any other Federal or State agency that,

                  b) REGULATION S MATTERS. (i) FIHL is not a US person as that term is defined under Regulation S; (ii) at the time of this transaction was negotiated, FIHL was outside of the United States and is outside the United States as of the date of execution and delivery of this agreement and will remain so on the date of the issuance of Shares, Shares underlying the option and the note, (iii) FIHL is purchasing the Shares and the option Shares for its own account and not on behalf of any US person, and no sale has been prearranged with a purchaser in the United States, (iv) all offers and sales of the Shares prior to the expiration of the 40 day time period contained in Regulation S shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of the Shares under the Act, or pursuant to an exemption from the registration.

                  c) RISKY INVESTMENT. FIHL acknowledges that its investment in the Shares and the Shares underlying the option involve a high degree of risk and further acknowledges that it can bear the economic risk of such investment, including the total loss thereof.

                  d) EXEMPT OFFERING. FIHL understands the Shares and the Shares underlying the option are being offered and sold to it in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that Re-Track is relying upon the truth and accuracy of these representations, warranties and undertakings in order to determine the applicability of such exemptions and the suitability of FIHL to acquire the shares.

                  e) SHARES BEEN ACQUIRED. FIHL is acquiring the Shares the Shares underlying the option and the Note for its own account for investment purposes only and not with the view to sale of distribution thereof.

                  f) AUTHORITY. FIHL has the power and authority to enter into this agreement and to perform any obligations it may have herein.

                  g) LIMITED OPERATIONS. FIHL acknowledges, (i) Re-Track has been recently organized, (ii) Re-Track has a limited operating history, (iii) all documents and books pertaining to Re-Tracks business has been provide to FIHL, and or an FIHL accountant/representative, (iv) FIHL has had an opportunity to ask questions and receive answers from Re-Track concerning the business and assets of Re-Track and all such other questions have been answered to the full satisfaction of FIHL and (v) FIHL is an accredited investor, as that term is defined in Regulation D under the Securities Act.

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         5. REPRESENTATIONS AND COVENANTS OF RE-TRACK. Re-Track represents warrants and covenants to FIHL that,

                  a) COOPERATION. It will cooperate reasonably and timely with FIHL in order to enable FIHL to perform any obligations which it may or may not have pursuant to this agreement.

                  b) SHARES FREE OF LIENS, VALIDLY ISSUED. The Shares, as well as the shares underlying the option will be free and clear of all liens, charges, and encumbrances whatsoever, except as provided for herein, and will be validly issued, fully paid and none assessable.

                  c) RE-TRACK PERFORMANCE. The performance by Re-Track of this agreement will not violate any court decree, law or regulation, nor will it violate any provisions of the organizational documents of Re-Track, nor any other contractual obligation by which Re-Track is bound.

                  d) REGULATION S MATTERS. If in the event that Re-Track becomes a reporting company, as defined by Rule 902 of Regulation S, it will remain in full compliance, to the extent applicable, with all reporting obligations under
Section 13(d) or 15(d) as applicable of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Shares to be offered and sold to FIHL pursuant to Regulation S will be made in an "Offshore Transaction") as defined by Rule 902 of Regulation S, and Re-Track will not conduct any "directed selling efforts" as defined by Rule 902 of Regulation S, nor will Re-Track conduct any general solicitation relating to the offer and sale of the securities to persons resident within the United States or elsewhere.

                  e) AUTHORITY. Re-track has the power and authority to enter into this agreement and to perform all of its obligations herein.

         6. ASSIGNMENT. This agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign either this agreement or any of its rights, interest, or obligations hereunder without the prior written approval of the other party, which such approval will not be unreasonably withheld.

         7. AMENDMENTS AND WAIVERS. No amendment of any provision of this agreement shall be valid unless the same shall be in writing and signed by each party. No wavier by either party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of the warranty or covenant hereunder or effect in any way the fights arising by virtue of any prior or subsequent such occurrence.

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         8. NOTICES. All notices required under the terms of this agreement will be deemed served only if such notice has been sent by, (i) registered certified mail, (ii) return receipt requested, (iii) postage prepaid, (iv) one business day after it is sent via a reputable overnight courier service and (v) all notices to be sent to the official corporate address of each party as may exit at that time as such notice was sent.

         9. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.



RE-TRACK USA, INC.


/S/ Martin Kelly
----------------
Martin Kelly
President CEO

FOR AND ON BEHALF OF
FAITHFUL INVESTMENTS & HOLDINGS LTD.


/S/ Martin Kelly
----------------
Martin Kelly
Attorney In fact

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                                                                      APPENDIX A

                               RE-TRACK USA, INC.
                            UNSECURED PROMISSORY NOTE

$555,000USD                                                       JUNE 1ST, 1996

                  FOR VALUE RECEIVED, the undersigned, Re-Track USA, Inc., a Delaware corporation (the "Maker") hereby promise's to pay to or to the order of Faithful Investments & Holdings Ltd. a BVI corporation, (the "Holder"), or its nominee the principal sum of Five Hundred and Fifty Five Thousand ($555,000.00).

The promissory will bear interest at a rate of 12% per annum to be paid annually in arrears. The Maker shall repay the principal sum, or such lesser portion thereof as remains unpaid and outstanding hereunder from time to time (the "Outstanding Amount") on or before the close of business, Eastern Standard Time, on May 31st, 2001 or within 15 days of completion of an Initial Public Offering that provides for a minimum net proceeds of $5,000,000 to the Maker.

This unsecured promissory is not secured by any of the assets of the Maker and in the event of a default by the Maker the Holder will have no rights to securing of the assets in an attempt to collect against the Maker.

The Outstanding Amount may be pre-paid by the Maker, in whole or in part, at its election and without penalty or premium, at any time prior to the maturity date, provided however that the Maker shall pre-pay a minimum of $50,000.00 per year to the Holder such amount to be deducted from any accrued interest first the balance thereof that deducted from the principal.

All payments due under this unsecured promissory note shall be paid in lawful money of the USA during regular business hours of the Holder, and at such place as the Holder may at any time or from time to time designate in writing to the Maker.

If the Maker fails to make payment in full of the indebtedness evidenced hereby on or before the maturity date, or if the Maker fails to make any other payments of principal on or before the date on which such payment is required to be made hereunder, the Holder may, at its sole option with notice to the Maker, declare immediately due and payable the entire unpaid principal balance of this unsecured promissory note.

If any provision hereof should be held unenforceable or void, them such provision shall be deemed separable from remaining provisions hereof and shall in no way affect the validity of this note, except that if such provision relates to the payment of any monetary sum, then the Holder mat at its option declare the indebtedness evidenced hereby immediately due and payable.

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All changes to or additions to this note may be made or compliance with any term covenant, agreement, condition or provision set forth herein may be omitted or waived or in a particular instance and either or retroactively or prospectively, only upon written consent of the Maker and the Holder.

This note shall be governed under the laws of the British Virgin Island.

IN WITNESS WHEREOF, this Unsecured Promissory Note has been executed and delivered on the date first written above and in accordance with the agreement attached hereto, by a duly authorized officer of the Maker.



RE-TRACK USA, INC.


/S/ Martin Kelly
----------------
Martin Kelly
President CEO

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